EXHIBIT 3.2

Section 6.1 of the Company’s By-Laws is hereby amended and restated in its entirety to read as follows:

“6.1 - Certificates for Shares; Uncertificated Form of Ownership. The shares of the Corporation shall be either (i) represented by certificates signed by the Chairman, Chief Executive Officer or President and by the Secretary of the Corporation, and may be sealed with the seal of the Corporation or a facsimile thereof or (ii) owned in uncertificated form, pursuant to a direct registration system or similar system of registration in connection with which shares will be held in book-entry form and no physical certificate is printed. Each shareholder may request a certificate or certificates. Any or all of the signatures upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar. If any officer who has signed or whose facsimile signature has been placed upon a certificate no longer holds office when the certificate is issued, the certificate shall nevertheless be valid. All certificates representing stock which is subject to restrictions on the transfer or registration of transfer of shares of the Corporation shall have a statement of such restrictions or, in the case of uncertificated stock, the Corporation shall provide such a statement to the shareholder. Within a reasonable time after the issue or transfer of shares without certificates, the Corporation shall send the shareholder a record containing (i) the name of the Corporation and that it is organized under the laws of Washington; (ii) the name of the person to whom the shares are issued; (iii) the number and class of shares and the designation of the series, if any; and (iv) the designations, relative rights, preferences and limitations applicable to each class and the variations in rights, preferences and limitations determined for each series, and the authority of the Board of Directors to determine variations for future series, or that the Corporation will furnish the shareholder this information without charge on request in writing.”

Section 6.2 of the Company’s By-laws is hereby amended and restated in its entirety to read as follows:

“6.2 - Transfer of Shares. The transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation pursuant to authorization or document of transfer made by the holder of record thereof or by his or her legal representative, who shall furnish proper evidence of authority to transfer, or by his or her attorney-in-fact authorized by power of attorney. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificate shall be issued until the former certificates for a like number of shares shall have been surrendered and canceled, except as provided in Section 6.3. If shares are held in uncertificated form, transfers of shares shall be made by electronic book-entry transfer pursuant to a direct registration system or similar system of registration.”